Exhibit 10.27

QINIU LIMITED

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

October 10, 2019

	INDEX
1.	DEFINITIONS		4

2.	REGISTRATION RIGHTS		4

3.	INFORMATION RIGHTS AND U.S. TAX MATTERS		4
	3.1	Delivery of Financial Statements	4
	3.2	Inspection	6
	3.3	U.S. Tax Matters	6
	3.4	Termination of Information and Inspection	8
	3.5	Confidentiality	8

4.	PRE-EMPTIVE RIGHTS		9
	4.1	Pre-emptive Rights of Preferred Shareholders	9
	4.2	Termination	10

5.	BOARD COMPOSITION AND VOTING MATTERS		10
	5.1	Board Composition	10
	5.2	Size of the Board; Subsidiaries	12
	5.3	Removal of Board Members	12
	5.4	Increase in Authorized Capital	13
	5.5	Specific Enforcement	13
	5.6	Observer	13
	5.7	Term	13
	5.8	Expenses	13

6.	RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE		14
	6.1	Restrictions on Transfer	14
	6.2	Right of First Refusal	15
	6.3	Right of Co-Sale	18
	6.4	Proposed Transfer - Compliance Period	20
	6.5	Effect of Failure to Comply	20
	6.6	Exempt Transfers	21
	6.7	Term	21

7.	DRAG-ALONG		22
	7.1	Drag-Along Rights	22
	7.2	Representation and Undertaking	22
	7.3	Drag-Along Notice	23
	7.4	Transfer Certificate	23
	7.5	Payment	23
	7.6	Term	23

8.	ADDITIONAL COVENANTS		23
	8.1	Share Plans	23
	8.2	Protective Provisions	24
	8.3	Meetings of the Board	31
	8.4	Successor Indemnification	31
	8.5	Business Principles	32
	8.6	Amendment to Control Documents	32
	8.7	Option to Purchase the Domestic Companies	33
	8.8	Employee Agreements and Founders’ Lock-up	33
	8.9	Qualified IPO	33

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	8.10	Related Party Transactions	33
	8.11	Reserved	34
	8.12	Call Option and Put Option	34
	8.13	Use of Shareholder Name or Logo	38
	8.14	Approval Over Certain Dismissal	39
	8.15	Termination of Covenants	39

9.	MISCELLANEOUS		39
	9.1	Governing Law	39
	9.2	Counterparts	39
	9.3	Headings and Subheadings	39
	9.4	Notices	39
	9.5	Costs of Enforcement	40
	9.6	Amendments and Waivers	40
	9.7	Severability	40
	9.8	Aggregation of Shares	40
	9.9	Entire Agreement	40
	9.10	Transfers, Successors and Assigns	41
	9.11	Legend	41
	9.12	Dispute Resolution	42
	9.13	Delays or Omissions	43
	9.14	Conflict with Articles of Association	43
	9.15	Effectiveness of Agreement	43
	9.16	Amendment and Restatement of Prior Agreement	43

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QINIU LIMITED

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of October 10, 2019 by and among:

A.                                            Qiniu Limited, a company duly incorporated and validly existing under the Laws of the British Virgin Islands, with its registered office at the SHRM Trustees (BVI) Limited of Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (the “Company”);

B.                                             Qiniu (China) Limited, a company duly incorporated and validly existing under the Laws of Hong Kong, with its registered office at Unit 402, 4th Floor Fairmont, House No.8 Cotton Tree Drive, Admiralty, Hong Kong (the “HK Co.”);

C.                                            Kongshan Network Technologies (Shanghai) Co., Ltd. (空山网络科技（上海）有限公司), a company duly incorporated and validly existing under the PRC Laws, with its registered office at Suite B224, Building No.4, No. 2118 of Guanghua Road, Minhang District, Shanghai (上海市闵行区光华路2118号第4幢B224室) (the “WFOE”, together with the Domestic Companies defined below, the “PRC Subsidiaries” and each a “PRC Subsidiary”);

D.                                            Beijing Kongshan Information Technologies Co., Ltd. (北京空山信息技术有限公司), a company duly incorporated and validly existing under the PRC Laws, with its registered office at No. 401 Building (No.2181 Jinsong Incubator), No. 28 Quad, Guangqu Road, Beijing (北京市朝阳区广渠路28号院401号楼(劲松孵化器2181号)) (the “Beijing Company”);

E.                                             Shanghai Qiniu Information Technologies Co., Ltd. (上海七牛信息技术有限公司), a company duly incorporated and validly existing under the PRC Laws, with its registered office at Floor 1st-5th, No.66, Boxia Road, (Shanghai) Pilot Free Trade Zone, China 中国（上海）自由贸易试验区博霞路66号1-5层 (the “Shanghai Company-1”);

F.                                              Shanghai Qiniu Web Technologies Co., Ltd. (上海七牛网络科技有限公司), a company duly incorporated and validly existing under the PRC Laws, with its registered office at 1203-15, 6 Wei De Road, Yangpu District, Shanghai (上海市杨浦区伟德路6号1203-15 S室) (the “Shanghai Company-2”, together with the Beijing Company and the Shanghai Company-1, the “Domestic Companies” and each a “Domestic Company”);

G.                                           Qiming Venture Partners III, L.P., an exempted limited partnership organized in the Cayman Islands, with its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Qiming VP”);

H.                                           Qiming Managing Directors Fund III, L.P., an exempted limited partnership organized in the Cayman Islands, with its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the

“Qiming MD “);

I.                                                 Qiming Venture Partners III Annex Fund, L.P., an exempted limited partnership organized in the Cayman Islands, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Qiming Annex”, together with Qiming VP and Qiming MD, the “Qiming Funds”);

J.                                               Matrix Partners China II Hong Kong Limited, a company incorporated in Hong Kong, with its registered office at Suites 3701-10, 37/F, Jardine House 1 Connaught Place Central, Hong Kong (“Matrix”);

K.                                           CBC Cloud Investment Limited, a company incorporated in the British Virgin Islands, with its registered office at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (“CBC”);

L.                                             FG Venture, L.P., an exempted limited partnership organized in the Cayman Islands, with its registered office at PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104 (“FG Venture”);

M.                                        Golden Valley Holdings Limited, a company incorporated in Samoa, with its registered office at Offshore Chambers, P.O. Box 217, Apia, Samoa (together with its Affiliates, “Golden”);

N.                                            Harvest Yuanxiang (Cayman) Limited, a company incorporated in the Cayman Islands, with its registered office at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (“Harvest”);

O.                                           Telstra Ventures Fund II, L.P., a limited partnership organized in the Island of Guernsey, with its registered office at North Suite 2, Town Mills, Rue Du Pre, St Peter Port, Guernsey, GY1 1LT (together with its Affiliates, “Telstra”);

P.                                              Shanghai (Z.J.) Holdings Limited, a company incorporated in the Cayman Islands, with its registered office at Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (together with its Affiliates, “ZJGK”);

Q.                                           Shanghai Zhangjiang Science & Technology Venture Capital Co., Ltd. (上海张江科技创业投资有限公司) a company incorporated in Shanghai, PRC (together with its Affiliates, “ZJKT”);

R.                                            Taobao China Holding Limited, a company incorporated in Hong Kong, with its registered office at 26/F, Tower 1, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (“Alibaba”);

S.                                               Magic Logistics Investment Limited, a company incorporated in the British Virgin Islands, with its registered office at Intertrust Corporate Services (BVI) Limited, 171 Main Street, Road Town, Tortola VG 1110, British Virgin Islands (“YF”);

T.                                             Shanghai Shentai Investment Management Partnership (LLP) ( 上海桑泰投资管理合伙企业（有限合伙)), a limited liability partnership duly organized and validly existing under the Laws of PRC (“Shanghai Shentai”);

U.                                            BOCOM International Asset Management Limited, a company incorporated in Hong Kong, with its registered office at 11th Floor, Man Yee Building, 68 Des Voeux Road Central, Hong Kong (“BOCOM International”);

V.                                            Qiniu BOCOM International No.1 Equity Fund, a contractual privately offered fund formed under the Laws of PRC (“BOCOM Fund”, together with BOCOM International, “BOCOM”);

W.                                       Jumbo Sheen Amber LP, an Exempted Limited Partnership registered in the Cayman Islands, with its registered office at International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (“Jumbo”);

X.                                            EverestLu Holding Limited (永祿控股有限公司), a company incorporated in Hong Kong, with its registered office at Suite 5704, 57F Central Plaza, 18 Harbour RD Wanchai, Hong Kong (the “Investor”); and

Y.                                            the Persons listed on Schedule 1 attached to this Agreement (each a “Founder” and collectively the “Founders”).

Each of Matrix, Qiming Funds, CBC, FG Venture, Golden, Harvest, Telstra, ZJGK, ZJKT, Alibaba, YF, Shanghai Shentai, BOCOM, Jumbo and the Investor shall be referred to individually as a “Preferred Shareholder” and collectively as the “Preferred Shareholders”.

Each of the Company, the HK Co., the WFOE, the Beijing Company, the Shanghai Company-1, the Shanghai Company-2, Matrix, Qiming Funds, CBC, FG Venture, Golden, Harvest, Telstra, ZJGK, ZJKT, Alibaba, YF, Shanghai Shentai, BOCOM, Jumbo, the Investor and the Founders shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each of the Company, the Founders, the HK Co., the WFOE, the Domestic Companies, Matrix, Qiming VP, Qiming MD, Qiming Annex, CBC, FG Venture, Golden, Harvest, Telstra, ZJGK, ZJKT, Alibaba, YF, Shanghai Shentai, BOCOM and Jumbo is a party to the Eighth Amended and Restated Shareholders’ Agreement dated as of August 8, 2019 (the “Prior Agreement”), setting forth the rights and obligations of the Shareholders of the Company;

WHEREAS, each of the Company, the Founders, the HK Co., the WFOE, the Domestic Companies and the Investor is a party to the Series F-1 Preferred Share Purchase Agreement (the “Series F-1 Purchase Agreement”) dated as of October 10, 2019, pursuant to which the Company shall issue, allot and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, an aggregate amount of 14,949,256 Series F-1 Preferred Shares.

WHEREAS, it is a condition precedent to the Closing under the Series F-1 Purchase Agreement that the Parties shall amend the Prior Agreement and replace the Prior Agreement in its entirety with this Agreement; and

WHEREAS, it is understood by the Company, the Founders, the HK Co., the WFOE, the Domestic Companies and the Preferred Shareholders that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                               DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

2.                                               REGISTRATION RIGHTS.

The registrations rights of the Preferred Shareholders with respect to the Company and the rights and obligations of the parties with respect to registration of the Company’s Ordinary Shares are set forth on Exhibit B attached hereto and are assignable by the Preferred Shareholders to any Affiliate of the Preferred Shareholders. The rights set forth in Exhibit B shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of: (i) the date of the completion of a Liquidation Event; (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period; and (iii) the date that is five (5) years following the consummation of the Qualified IPO of the Company.

3.                                               INFORMATION RIGHTS AND U.S. TAX MATTERS.

3.1                                      Delivery of Financial Statements.

The Company shall deliver to each of the Preferred Shareholders:

(a)                                        as soon as practicable, but in any event within ninety (90) days after the end of each financial year of the Company, (i) an audited annual consolidated balance sheet as of the last day of such year; (ii) an audited consolidated income statement for such year; and (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with US GAAP or IFRS, acceptable to the Preferred Shareholders and consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by the Auditor, and accompanied by a report and opinion thereon by the Auditor;

(b)                                       as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such quarter; (ii) an unaudited consolidated income statement for such quarter; and (iii) an unaudited consolidated statement of cash flows for such quarter, prepared in accordance with US GAAP and IFRS;

(c)                                        as soon as practicable, but in any event within thirty (30) days after the end of each month of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such month; (ii) an unaudited consolidated income statement for such month; and (iii) an unaudited consolidated statement of cash flows for such month, prepared in accordance with US GAAP or IFRS, acceptable to the Preferred Shareholders and consistently applied;

(d)                                       as soon as practicable, but in any event no later than ten (10) days prior to the end of each financial year, a proposed budget and business plan for the next financial year to be submitted to the Board for approval (collectively, the “Yearly Budget”), prepared on a monthly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Group Companies;

(e)                                        as soon as practicable, but in any event no later than five (5) days prior to the end of each quarter, a proposed budget and business plan for the next quarter to be submitted to the Board for approval (collectively, the “Quarterly Budget”), prepared on a monthly basis including revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Group Companies;

(f)                                          as soon as practicable, but in any event within thirty (30) days after the end of each quarter of each financial year of the Company, the reconciliation between US GAAP and IFRS of the financial statements of such quarter, certified by the Chief Financial Officer of the Company;

(g)                                        with respect to the financial statements called for in Sections 3.1(a), (b) and (c), an instrument executed by the Chief Financial Officer of the Company and certifying that such financial statements were prepared in accordance with US GAAP and/or IFRS, acceptable to the Preferred Shareholders and consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard) and fairly present the financial condition of the Group Companies and their results of operation for the periods specified therein; management shall also provide an analysis of results, highlighting notable events and a thorough explanation of any material differences between figures, on the one hand actual figures for the prior year and figures presented in the Yearly Budget on the other hand;

(h)                                       such other information relating to the financial condition, business, prospects or corporate affairs of the Group Companies as any Preferred Shareholder or any assignee of such Preferred Shareholder may from time to time reasonably request, provided, however, that the Company shall not be obligated under this Section 3.1 (h) of this Agreement to provide information which (i) the Company reasonably deems in good faith to be a trade secret or similar confidential information (unless such Preferred Shareholder commits to keep such information confidential); or (ii) would adversely affect the attorney-client privilege between the Company and its counsel;

(i)                                           Notwithstanding the provisions of Section 3.1(h) above, such other information relating to the financial condition, business, prospects or corporate affairs of any Group Company as requested by any Preferred Shareholder or any assignee of such Preferred Shareholder for the purpose of fulfilling its obligations of reporting and/or disclosure as required under Laws applicable to it and/or its operation; and

(j)                                           if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

3.2                                      Inspection.

The Company and any other Group Company shall permit any of the Preferred Shareholders, at such Preferred Shareholder’s expense, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by such Preferred Shareholder; provided, that, such Preferred Shareholder shall inform the Company five (5) days prior to the inspection; provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers and in good faith considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company and such Preferred Shareholder) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

The Company and any other Group Company shall permit Alibaba and the auditors engaged by Alibaba, at Alibaba’s expense, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officer, on a quarterly basis.

3.3                                      U.S. Tax Matters.

(a)                                        The Company shall, upon the request of any U.S. Preferred Shareholder, (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (the “PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes; and (b) provide such information reasonably available to the Company as any U.S. Preferred Shareholder may reasonably request to permit such U.S. Preferred Shareholder to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon request, obtain and provide any and all other information reasonably deemed necessary by a U.S. Preferred Shareholder to comply with the provisions of this Section 3.3(a). The Company shall, upon the request of any U.S. Preferred Shareholder, appoint an internationally reputable accounting firm acceptable to such Preferred Shareholder to prepare and submit its U.S. tax filings.

(b)                                       If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Preferred Shareholder within sixty (60) days upon the request of such U.S. Preferred Shareholder with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by the U.S. Preferred Shareholder(s) to comply with any reporting or other requirements in connection with the QEF Election.

(c)                                        The Company shall promptly provide the U.S. Preferred Shareholder(s) with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (the “CFC”). The Company shall, upon the reasonable request of any U.S. Preferred Shareholder, furnish on a timely basis all information requested by the Preferred Shareholder to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d)                                       The Company shall comply and cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary to enable a U.S. Preferred Shareholder to comply with any applicable U.S. federal income tax Law. The Company shall also provide any known U.S. Preferred Shareholder with any information reasonably requested to allow such U.S. Preferred Shareholder to comply with any applicable U.S. federal income tax Law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e)                              The Company shall, if requested by all Preferred Shareholders, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, take and cause to be taken all reasonable actions to ensure any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of all Preferred Shareholders.

(f)                                The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

(g)                              All reasonable out-of-pocket expenses incurred by the Company or any Subsidiary, resulting from the affirmative requests of a U.S. Preferred Shareholder pursuant to Sections 3.3(a)-(f) above, shall be borne by the Company.

3.4                                      Termination of Information and Inspection.

The covenants set forth in Section 3.1 and Section 3.2 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (i) the consummation of a Qualified IPO; or (ii) upon the completion a Liquidation Event.

3.5                                      Confidentiality.

(a)                                        Each of the Preferred Shareholders agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company or exercise its right under the Transaction Documents, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(a) by the Preferred Shareholder); (ii) is or has been independently developed or conceived by the Preferred Shareholder without use of the Company’s confidential information; or (iii) is or has been made known or disclosed to the Preferred Shareholder by a third party without a breach of any obligation of confidentiality which such third party may have to the Company and which is known to the Preferred Shareholder; provided, however, that each Preferred Shareholder may disclose confidential information (w) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its execution, delivery and performance of the Transaction Documents, monitoring its investment in the Company and exercising its right under the Transaction Documents; (x) to any prospective investor of any Registrable Securities from the Preferred Shareholder; (y) to any Affiliate, partner, member, shareholder or wholly owned Subsidiary of the Preferred Shareholder in the ordinary course of business; or (z) as may be required by Law or as may be required by rules on listing, reporting and/or disclosure of any stock exchange applicable to the Preferred Shareholder or its Affiliate(s), provided that the Preferred Shareholder shall, in each event of disclosure set out in this Section 3.5(a), take reasonable steps to minimize the extent of any such required disclosure, and provided that the Preferred Shareholder shall, in the event of disclosure under each of subsections (w), (x) and (y) of this Section 3.5(a), ensure that all such Persons named above to whom the Preferred Shareholder discloses confidential information are bound by the same provisions of this Section 3.5(a).

(b)                                       The Founders and the Group Companies agree that they will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of their obligations under this Agreement, any confidential information obtained from each Preferred Shareholder pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(b) by the Founders or the Group Companies); (ii) is or has been independently developed or conceived by any of the Founders or the Group Companies without use of the Preferred Shareholder’s confidential information; or (iii) is or has been made known or disclosed to the Founders or the Companies by a third party without a breach of any obligation of confidentiality which such third party may have to the Preferred Shareholder and which is known to the Founders and the Group Companies; provided, however, that each of the Founders and the Group Companies may disclose confidential information (x) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of their obligations under the Transaction Documents; (y) to any Affiliate, partner, member, shareholder or wholly-owned Subsidiary of the Founders or the Group Companies in the ordinary course of business; or (z) as may otherwise be required by Law or as may be required by rules on listing, reporting and/or disclosure of any stock exchange applicable to him/it or his/its Affiliate(s), provided that the Founders and the Group Companies shall, in each event of disclosure under this Section 3.5(b), take reasonable steps to minimize the extent of any such required disclosure, and provided that the Founders and the Group Companies shall, in the event of disclosure under each of subsections (x) and (y) of this Section 3.5(b), ensure that all such Persons named above to whom any of the Founders or Group Companies disclose confidential information are bound by the same provisions of this Section 3.5(b).

4.                                               PRE-EMPTIVE RIGHTS.

4.1                                      Pre-emptive Rights of Preferred Shareholders.

4.1.1.                     Pre-emptive Right of Preferred Shareholders.

Subject to the terms and conditions specified in this Section 4.1.1 and Section 4.1.2 below, and applicable securities Laws, in the event the Company proposes to offer or sell any Additional Equity Securities, the Company shall first make an offering of such Additional Equity Securities (the “Offered Securities”) to the Preferred Shareholders to subscribe for in accordance with the following provisions of this Section 4.1.1.

(a)                                        The Company shall deliver a notice (the “Offer Notice”), in accordance with the provisions of Section 9.4 hereof, to each of the Preferred Shareholders stating (i) its bona fide intention to offer such Offered Securities; (ii) the number of such Offered Securities; (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities; and (iv) the identity of the Person(s) which is potentially to subscribe for such Additional Equity Securities (a “Potential Subscriber”) in the event not all Offered Securities are subscribed for by the Preferred Shareholders.

(b)                                       By written notice to the Company, within thirty (30) days after receipt of the Offer Notice, each Preferred Shareholder may elect to subscribe for up to its pro rata share of the Offered Securities, at the price and on the terms specified in the Offer Notice. For the purpose of this Section 4.1.1(b), “pro rata share” shall be determined according to the number of the Ordinary Shares held by a Preferred Shareholder in relation to the total number of the Ordinary Shares held by all of the Preferred Shareholders (each on an as-converted basis).

(c)                                        At the expiration of the aforesaid thirty (30) day period, the Company shall promptly deliver a notice (the “Second Offer Notice”) to each Preferred Shareholder that elects to purchase its pro rata shares of the Offered Securities (each, a “Fully-Exercising Holder”), stating the number of the Offered Securities which any of the other Preferred Shareholders were entitled to, but did not, subscribe for (the “Remaining Offered Securities”). During fifteen (15) day period commencing immediately after receipt of the Second Offer Notice, each Fully-Exercising Holder shall be entitled to, upon a written notice

(the “Second Exercising Notice”) to the Company, subscribe for a portion of, and up to the entirety of, the Remaining Offered Securities, which shall be equal to (i) the portion of the Remaining Offered Securities intended to be subscribed for as set out in such Fully-Exercising Holder’s Second Exercising Notice, in the event not all Remaining Offered Securities are intended to be subscribed for by the Fully-Exercising Holders with their Second Exercising Notices; or (ii) the proportion that the number of Remaining Offered Securities intended to be subscribed for by such Fully-Exercising Holder as set out in its Second Exercising Notice bears to the total number of Remaining Offered Securities intended to be subscribed for by all Fully-Exercising Holders (each on an as-converted basis) with their Second Exercising Notice, in the event the number of Remaining Offered Securities that are intended to be subscribed for by the Fully-Exercising Holders with their Second Exercising Notices is larger than the total number of the Remaining Offered Securities.

(d)                                       If not all Offered Securities referred to in the Offer Notice are elected to be subscribed for as provided in Section 4.1.1(b) and Section 4.1.1(c) hereof, the Company may, during the ninety (90) day period following the expiration of the fifteen (15) day period following the Second Offer Notice, offer the portion of the Offered Securities which are not subscribed for by the Preferred Shareholders (collectively, the “Refused Securities”) to the Potential Subscriber(s) at a price not less than, and upon terms no more favorable to the Potential Subscriber(s) than, those specified in the Offer Notice. If the Company does not enter into an agreement with the Potential Subscriber(s) for the sale of the Offered Securities within such ninety (90) day period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be sold to the Potential Subscriber(s) unless first reoffered to the Preferred Shareholders in accordance with this Section 4.1.1.

4.1.2.                     Transfer and Assign.

The right of each Preferred Shareholder set forth in this Section 4.1 may not be assigned or transferred. Notwithstanding the aforesaid, the right of each Preferred Shareholder is assignable by any Preferred Shareholder to any Affiliate of such Preferred Shareholder, and each Preferred Shareholder shall be entitled to apportion the right of first offer hereby granted to it among its partners, members and Affiliates in such proportions as it deems appropriate (who shall not be a Company Specific Competitor).

4.2                                      Termination.

The provisions of this Section 4 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of: (a) the consummation of a Qualified IPO; or (b) upon a Liquidation Event, as such term is defined in the Articles.

5.                                               BOARD COMPOSITION AND VOTING MATTERS.

5.1                                      Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote),

from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders, the following persons shall be elected to the Board:

(a)                                        the Majority Series A Shareholders shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series A Director”), being Fei Xiong  as of the date hereof;

(b)                                       the Majority Series B Shareholders shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series B Director”), being KUANG, DUANE ZIPING  as of the date hereof;

(c)                                        CBC shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series C Director”), so long as CBC remains to be the largest holder of Series C Preferred Shares, being LIU WEI  as of the date hereof;

(d)                                       the Relative Majority Series D Shareholder shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series D Director”), being Xiaochuan Qiu  as of the date hereof, who is nominated and elected by Harvest; provided, however, that in case there are two or more Series D Shareholders whose shareholding percentage of Series D Preferred Shares be equivalent with each other and all exceed any of the other single Series D Shareholders (the “Series D Paralleling Relative Majority Holders”, each a “Series D Paralleling Relative Majority Holder”), then upon written request of any of such Series D Paralleling Relative Majority Holders, a Shareholders’ meeting shall be convened, or a unanimous written resolution shall be adopted by all Shareholders without convening a meeting, in which the nominee of a Series D Paralleling Relative Majority Holder who has obtained the supporting votes from the Series D Shareholders of the majority of the Series D Preferred Shares shall be the new Series D Director;

(e)                                        Alibaba shall be entitled to nominate and elect one (1) director of the Board of the Company (“Alibaba Director”), being Zhaoyuan Zhu  as of the date hereof;

(f)                                          YF shall be entitled to nominate and elect one (1) director of the Board of the Company (“YF Director”, together with Alibaba Director, the “Series E Directors” and each a “Series E Director”), being Yikai Zhu  as of the date hereof;

(g)                                        BOCOM International shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series F Director”), being Wu Li  as of the date hereof;

(h)                                       the Investor shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series F-1 Director”, together with the Series A Director, the Series B Director, the Series C Director, the Series D Director, the Series E Directors and the Series F Director, the “Preferred Directors” and each a “Preferred Director”), initially to be Qiuran Jia ;

(i)                                           the Majority Ordinary Holders shall be entitled to nominate and elect up to eight (8) directors of the Board of the Company (the “Ordinary Share Directors”), including Shiwei Xu (许式伟), Guihua Lv (呂桂华), Jianghua Du (杜江华) and Qiang Ji (纪强) as of the date hereof; and

(j)                                           the chairman of the Board is Shiwei Xu (许式伟) as of the date hereof.

5.2                                      Size of the Board; Subsidiaries.

(a)                    Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at up to sixteen (16) directors and ensure that the candidate director(s) nominated by the Shareholders as set out under Section 5.1 to be elected as directors of the Company. It is further agreed that the board of directors of each PRC Subsidiary and, upon request of any Preferred Director and to the extent legally feasible, other Subsidiaries of the Company (including in the event that the Company forms or acquires any new Subsidiaries) shall have the same board composition as that of the Company as determined in accordance with Section 5.1, and the Company and the Founders shall procure that such nominee(s) are appointed to the relevant board of directors. Any committee established by the Board of the Company or the board of any of its Affiliates shall include each Preferred Director. So long as Shiwei Xu (许式伟) and Guihua Lv (呂桂华) act as Ordinary Share Directors, and there are only four (4) Ordinary Share Directors, Shiwei Xu (许式伟) shall be entitled to four (4) votes and Guihua Lv (呂桂华) shall be entitled to two (2) votes for the purpose of any Board meeting and any other matters to be discussed and decided by the Board, and each other director shall be entitled to one (1) vote for the purpose of any Board meeting and any other matters to be discussed and decided by the Board. In case of an equality of votes, subject to terms and conditions of this Agreement (including compliance with Section 8.2 of this Agreement), the chairman of the Board shall have a second or casting vote.

5.3                                      Removal of Board Members.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of fifty percent (50%) or more of the shares entitled under Section 5.1 to designate that director; or (B) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1; and (iii) upon the request of any Person(s) entitled to designate a director as provided in Section 5.1 to remove such director, such director shall be removed. All Shareholders agree to execute any written consents required to effectuate the obligations of this Section 5.1, and the

Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of Shareholders for the purpose of electing directors.

5.4                                      Increase in Authorized Capital.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then issued and outstanding Preferred Shares at any time.

5.5                                      Specific Enforcement.

Each Shareholder acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Section 5 and to specific enforcement of this Section 5 and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the courts of Hong Kong.

5.6                                      Observer.

Except for the Series D Relative Majority Holder, who shall be entitled to nominate and elect the Series D Director, each of the other Series D Shareholders, Shanghai Shentai and Jumbo, respectively, shall have the right to appoint an observer to the Board of the Company or the board of any Subsidiaries of the Company to attend board meetings and all board committees of the Company or any Subsidiaries of the Company in a non-voting observer capacity. The Company (or any Subsidiary of the Company, as the case may be) shall provide such observer with copies of all notices and materials provided to the voting board or committee members, at the same time and in the same manner as the same are provided to the voting board or committee members.

5.7                                      Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of the occurrence of (a) the consummation of a Qualified IPO; or (b) a Liquidation Event; provided, however, that the provisions of Section 5.4, Section 5.6 and Section 5.8 shall survive until the Preferred Shareholders have converted all of their Preferred Shares into Ordinary Shares.

5.8                                      Expenses.

The Company will promptly pay or reimburse each Board director and each Subsidiary Board director for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members, provided that documents evidencing such expenses shall first be provided to the reasonable satisfaction of the Company.

6.                                               RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1                                      Restrictions on Transfer.

6.1.1.                     Transfer of Shares.

Any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder, either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 6. A Transfer of the Ordinary Shares by any of the Ordinary Shareholders is a “Proposed Transfer”. For avoidance of doubt, any proposed direct or indirect transfer by an Ordinary Shareholder of an equity interest in any Ordinary Share, including without limitation any transfer or issuance of an equity interest in a holding company that holds, directly or indirectly, an interest in Ordinary Shares, shall constitute a Proposed Transfer for purposes of this Section 6.1.

6.1.2.                     Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Sections 6.2 and Section 6.3, each of the Founders further agrees and undertakes to the Preferred Shareholders that until the later of (a) the consummation of a Qualified IPO; or (b) the fourth (4th) anniversary of the Closing, he and any of his Permitted Relative(s) (where it/he/she is a holder of any Ordinary Share) will not sell, assign, pledge, hypothecate, encumber or otherwise transfer any Ordinary Shares of the Company or in any other way dilute any beneficial ownership, control and discretion over any Ordinary Shares of the Company, either directly or through a holding company of such Founder or his Permitted Relative(s) without at least three fourths (3/4) of the votes of the Board (including affirmative votes of all the Preferred Directors), the restrictions on Proposed Transfer set forth in this Section 6.1.2 shall not apply to an Exempt Transfer that meets the requirements set forth in Section 6.6.

6.1.3.                     Prohibition on Transfer of Preferred Shares.

(i)                                           Subject to the provisions of Section 6.1.3(ii), Section 6.2.2 and Section 6.2.3, each Preferred Shareholder may freely Transfer any Shares of the Company now or hereafter owned or held by it, provided that the transferee, if not already a Party to this Agreement, shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as a “Preferred Shareholder” upon and after such Transfer.

(ii)                                      None of the Preferred Shareholders shall transfer any Shares to any entity set forth on Schedule 3 attached hereto and any such entity’s Affiliates (each of the foregoing, a “Company Specific Competitor,” and collectively, “Company Specific Competitors”) without the prior written consent of the Majority Ordinary Holders, unless such transfer is on the open market after the effective date of the Qualified IPO or other initial public offering of the Company. Subject to the approval of the majority votes of the Board (including affirmative vote of at least one Preferred Director that is not appointed by the transferring Preferred Shareholder)), the Company is entitled to update the list of the Company Specific Competitors as set forth in Schedule 3 once in a twelve (12) month period, provided that such Company Specific Competitor is conducting the same or similar business as the business conducted by the Company, which shall only be effective after such updated list is duly approved by the Super Majority Preferred Holders (which shall include the affirmative consent of the Majority Series E Shareholders).

6.2                                      Right of First Refusal.

6.2.1.                     Right of First Refusal for the Preferred Shareholders

(a)                                        Grant.

Subject to the provisions of the Companies Act and any other applicable Laws, each Ordinary Shareholder (each a “Transferor”) hereby unconditionally and irrevocably grants to each of the Preferred Shareholders (each an “Eligible Holder”) a right of first refusal (the “Right of First Refusal”) to purchase its respective pro rata share of all the Shares (the “Transfer Shares”) to be included in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the proposed transferee (the “Prospective Transferee”). The Preferred Shareholders shall be entitled to apportion the Right of First Refusal granted under this Section 6.2 among its partners, members and Affiliates in such proportions as they deem appropriate (who shall not be a Company Specific Competitor). In the event of a conflict between this Agreement and any other agreement that may have been entered into by an Ordinary Shareholder with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2.

(b)                                       Notice.

Each Ordinary Shareholder proposing to make a Proposed Transfer must deliver a notice (the “Proposed Transfer Notice”) to the Company and each of the Preferred Shareholders. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, amount of Transfer Shares and the identity of the Prospective Transferee.

(c)                                        Exercise.

To exercise its Right of First Refusal, the Eligible Holder must deliver a written notice (an “Exercise Notice”) to the Transferor and the Company within thirty (30) days (the “Eligible Holder Notice Period”) after receipt of the Proposed Transfer Notice. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. Failure by an Eligible Holder to give an Exercise Notice within the Eligible Holder Notice

Period shall be deemed to constitute a decision by such Eligible Holder not to exercise its Right of First Refusal.

Each Eligible Holder shall be entitled to purchase all or any portion of its respective pro rata share of the Transfer Shares set out in the Proposed Transfer Notice at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice. For the purpose of Section 6.2.1(c) and (d), “pro rata share” shall be determined according to the number of the Ordinary Shares held by an Eligible Holder in relation to the total number of the Ordinary Shares held by all of the Eligible Holders (each on an as-converted basis).

(d)                                       Under-subscription of Transfer Shares.

If any Eligible Holder fails to exercise its Right of First Refusal to purchase its full pro rata share of the Transfer Shares by the end of the Eligible Holder Notice Period, then the Company shall, immediately after the expiration of the Eligible Holder Notice Period, send a written notice (the “Under-subscription Notice”) to those Eligible Holders who have fully exercised their options within the Eligible Holder Notice Period (the “Fully-Exercising Eligible Holders”). Each Fully-Exercising Eligible Holder shall have an additional option to purchase all or any part of the remaining Transfer Shares which are not notified to be purchased by the other Eligible Holders upon the expiration of the Eligible Holder Notice Period (the “Remaining Transfer Shares”) on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, a Fully-Exercising Eligible Holder must deliver a written notice (the “Second ROFR Exercise Notice”) to the Transferor and the Company within fifteen (15) days after its receipt of the Under-subscription Notice. Upon its giving the Second ROFR Exercise Notice, each Fully-Exercising Eligible Holder shall be entitled to purchase a portion of, and up to the entirety of, the Remaining Transfer Shares, which shall be equal to (i) the portion of the Remaining Transfer Shares intended to be purchased as set out in such Fully-Exercising Eligible Holder’s Second ROFR Exercise Notice, in the event not all Remaining Transfer Shares are intended to be purchased by the Fully-Exercising Eligible Holders with their Second ROFR Exercise Notices; or (ii) the proportion that the number of Remaining Transfer Shares intended to be purchased by such Fully-Exercising Eligible Holder as set out in its Second ROFR Exercise Notice bears to the total number of Remaining Transfer Shares intended to be purchased by all Fully-Exercising Eligible Holders (each on an as-converted basis) with their Second ROFR Exercise Notice, in the event the number of Remaining Transfer Shares that are intended to be purchased by the Fully-Exercising Eligible Holders with their Second ROFR Exercise Notices is larger than the total number of the Remaining Transfer Shares.

(e)                                        Waiver of Rights.

If the total number of Transfer Shares that the Eligible Holders indicate an interest in purchasing in their Exercise Notices and Second ROFR Exercise Notices is less than the total number of Transfer Shares, then the Eligible Holders shall be deemed to have waived any right to purchase the remaining portion of the Transfer Shares, and the Transferor shall be free to sell all, but not less than all, of the remaining portion of the Transfer Shares to the Prospective Transferee at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice (subject to the other terms and restrictions of this Agreement, including without limitation the provisions of Section 6).

(f)                                          Consideration; Closing of the Purchase of Transfer Shares.

If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board (including the affirmative vote of all the Preferred Directors). If the Eligible Holders cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Eligible Holders may pay the cash value equivalent thereof, as determined by the Board (including the affirmative vote of all the Preferred Directors). The closing of the purchase of Transfer Shares by the Eligible Holders shall take place, and all payments from the Eligible Holders shall have been delivered to the Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer; and (ii) the forty-fifth (45th) day after delivery of the Exercise Notice.

6.2.2.                     Right of First Refusal for the Founders and the Company

Subject to the provisions of the Companies Act any other applicable Laws and Section 6.1.3, each holder of Preferred Shares hereby unconditionally and irrevocably grants to each of the Founders and the Company a right of first refusal to purchase up to all of the Shares intended to be transferred by such holder of Preferred Shares to any Company Specific Competitor.

The holder of Preferred Shares who proposes to transfer any Shares to a Company Specific Competitor must deliver a written notice to the Founders and the Company, which shall contain the material terms and conditions of the proposed transfer, amount of Shares to be transferred and identity of the proposed transferee. To exercise the right of first refusal under this Section 6.2.2, the Founders and the Company must deliver a written notice to the holder of Preferred Shares who intends to transfer any Shares to a Company Specific Competitor within thirty (30) days after receipt of the notice from such holder of Preferred Shares. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. If both the Founders and the Company fail to give such a notice within the above period or to purchase all the Shares intended to be transferred, they shall be deemed not to exercise their right of first refusal under this Section 6.2.2.

6.2.3.                     Right of First Refusal for Alibaba

Subject to the provisions of the Companies Act and other applicable Laws and Section 6.1.2 and Section 6.1.3, each holder of Preferred Shares (excluding Alibaba) hereby unconditionally and irrevocably grants Alibaba a right of first refusal to purchase all but no less than all the Shares intended to be transferred by such holder of Preferred Shares to any Alibaba Competitor, at the same price and on the same terms and conditions as those offered to such Alibaba Competitor. For avoidance of doubt, if Alibaba updates the list of Alibaba Competitors, and prior to such update a holder of

Preferred Shares has delivered to Alibaba a written notice pursuant to this Section 6.2.3 with respect to a proposed transfer to an investor which is newly included in the list of Alibaba Competitors due to the such update, such investor shall not be regarded as an Alibaba Competitor for the purpose of the proposed transfer in above notice.

In the event that any holder of Preferred Shares contemplates to transfer any Shares of the Company to a Person that is concurrently both a Company Specific Competitor and an Alibaba Competitor, Alibaba is entitled to exercise the right of first refusal under Section 6.2.3 in priority to the right of first refusal of the Founders and the Company under Section 6.2.2.

The holder of Preferred Shares who proposes to transfer any Shares to an Alibaba Competitor must deliver a written notice to Alibaba, which shall contain the material terms and conditions of the proposed transfer, amount of Shares to be transferred and identity of the proposed transferee. To exercise its right of first refusal under this Section 6.2.3, Alibaba must deliver a written notice to the holder of Preferred Shares who intends to transfer any Shares to an Alibaba Competitor and the Company within thirty (30) days after receipt of the notice from such holder of Preferred Shares. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. Alibaba’s failure to give such a notice within the above period or to purchase all the Shares intended to be transferred shall be deemed to constitute a decision by Alibaba not to exercise its right of first refusal under this Section 6.2.3.

If Alibaba does not exercise the right of first refusal under this Section 6.2.3, the holder of Preferred Shares may, during the ninety (90) day period following the expiration of the above thirty (30) day period, transfer its Shares to the proposed transferee at a price not less than, and upon terms no more favorable to the proposed transferee than, those specified in the notice. If the holder of Preferred Shares does not enter into an agreement with the proposed transferee for such transfer within such ninety (90) day period, or if such agreement is not consummated within thirty (30) business days of the execution thereof, the right provided under this Section 6.2.3 shall be deemed to be revived and such the holder of Preferred Shares shall not transfer any Shares to the proposed transferee unless first reoffer to Alibaba in accordance with this Section 6.2.3.

6.2.4. Transfer and Assign.

The right of first refusal set forth in this Section 6.2 may not be assigned or transferred. Notwithstanding the aforesaid, the right of first refusal is assignable by any Preferred Shareholder to any Affiliate of the Preferred Shareholder, and the Preferred Shareholder shall be entitled to apportion the right of first refusal hereby granted to it among its partners, members and Affiliates in such proportions as it deems appropriate (who shall not be a Company Specific Competitor).

6.3                               Right of Co-Sale.

(a)                                 If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), any Preferred Shareholder, who has not exercised its rights under Section 6.2 (the “Co-Sale Shareholder”), may elect to exercise its right to co-sell its shares (the “Right of Co-Sale”) up to its pro-rata share on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Shareholder must give the Transferor and the Company a written notice to that effect within the Eligible Holder Notice Period, and upon giving such notice the Co-Sale Shareholder shall be deemed to have effectively exercised the Right of Co-Sale. For the purpose of this Section 6.3(a), ‘‘pro-rata share” of a Co-Sale Shareholder shall be determined according to the number of Ordinary Shares held by a Co-Sale Shareholder immediately prior to the closing of the transfer of the Transfer Shares held by such Preferred Shareholder in relation to the total number of Ordinary Shares held by the Transferors and all of the Co-Sale Shareholders that have exercised their Right of Co-Sale (each on an as-converted basis) immediately prior to the closing of the transfer of the Transfer Shares.

(b)                                 The sale of the Co-Sale Eligible Shares shall occur simultaneously with the closing of the Proposed Transfer in question (the “Co-Sale Closing”). For avoidance of doubt, the Right of Co-Sale shall not apply with respect to Transfer Shares sold or to be sold to the Preferred Shareholders under the Right of First Refusal in Section 6.2.

(c)                                  Each Co-Sale Shareholder shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, one or more executed instruments of transfer and one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i)                                   the number of Ordinary Shares that the Co-Sale Shareholder elects to include in the Proposed Transfer; or

(ii)                                the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that the Co-Sale Shareholder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the allotment of convertible Preferred Shares in lieu of Ordinary Shares, the Co-Sale Shareholder shall first convert the Preferred Shares into Ordinary Shares and allot Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(d)                                 The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(e)                                  Each share certificate the Co-Sale Shareholder delivers to the Transferor pursuant to Section 6.3(c) above shall be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall remit to the Co-Sale Shareholder of the sale proceeds to which the Co-Sale Shareholder is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from the Co-Sale Shareholders exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from the Co-Sale Shareholders.

6.4                               Proposed Transfer - Compliance Period

If any Proposed Transfer is not consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Company and the Preferred Shareholders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor complies in full with each provision of this Section 6. The exercise or election not to exercise any right by any Preferred Shareholder in respect of a given Proposed Transfer shall not adversely affect its right to participate in any other Proposed Transfer under this Section 6.

6.5                               Effect of Failure to Comply.

(a)                                 Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)                                 If any Party becomes obligated to sell any Shares to the Company or any Preferred Shareholder under this Agreement and fails to sell and deliver such Shares in accordance with the terms of this Agreement, the Company and/or such Preferred Shareholder may, at its option, in addition to all other remedies it may have, send to such Party the purchase price for such Shares as is herein specified and transfer to the name of the Company or such Preferred Shareholder, and the Company shall, and the Founders shall cause the Company to, effect such transfer in the name of a Preferred Shareholder, on the Company’s books any certificates, instruments, or book entry representing the Transfer Shares to be sold.

(c)                                  If any Founder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each of the Preferred Shareholders, in addition to such remedies as may be available by Law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Preferred Shareholders, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, the Preferred Shareholders upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from the Preferred Shareholders the type and number of Shares that the Preferred Shareholder would have been entitled to sell to the Prospective Transferee pursuant to and in compliance with the terms of Section 6.3 had the Prohibited Transfer been effected. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after such Preferred Shareholder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3. Such Transferor shall also reimburse the Preferred Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Shareholder’s rights under Section 6.3.

6.6                               Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1.2, Section 6.2 and Section 6.3 (to the extent applicable) shall not apply to: (a) transfer of Shares by an Ordinary Shareholder to an entity wholly-owned by such Ordinary Shareholder (the “Wholly Owned Entity”), provided that such Ordinary Shareholder shall cause the Wholly Owned Entity to immediately transfer back to such Ordinary Shareholder all Shares transferred to it pursuant to the preceding if the Wholly Owned Entity is, or is planned to be, no longer wholly owned by such Ordinary Shareholder; (b) transfer by a Founder of up to ten percent (10%) of the Ordinary Shares held by such Founder at the Series B Closing Date, to a spouse or child of such Founder, or to the trust for such Founders account sponsored for the sole benefit of his spouse and/or child (together with the Wholly Owned Entity, the “Permitted Relatives”); or (c) transfer by a Preferred Shareholder of Shares to Alibaba pursuant to its Alibaba Call Option (together with the transfer to the Wholly Owned Entity and the Permitted Relatives in compliance with this Agreement, the “Exempt Transfers”); provided, that, (i) unless otherwise approved by the Preferred Shareholders, the Ordinary Shareholders may conduct the Exempt Transfers under subsection (a) and (b) above in up to three (3) installments; (ii) other than the Exempt Transfers under subsection (c) above, each transferee in the Exempt Transfer, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance satisfactory to the Preferred Shareholders, assuming the obligations of the Transferor under this Agreement, the Articles and other relevant documents, and authorized the Transferor to vote as a Shareholder of the transferred shares and executed all the related legal documents on behalf of such transferee; (iii) the total number of Ordinary Shares to be transferred in accordance with subsection (b) above shall be no more than ten (10%) percent of the Ordinary Shares held by such Transferor at the Series B Closing Date; and (iv) the Exempt Transfers shall be in compliance with applicable Laws (including but not limited to Laws relating to foreign exchange administration under the PRC).

6.7                               Term.

The provisions of this Section 6 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (i) immediately prior to the Company’s Qualified IPO; and (ii) the occurrence of a Liquidation Event.

7.                                      DRAG-ALONG.

7.1                               Drag-Along Rights

In the event that the holders of two thirds or above of all outstanding Shares (on an as- converted basis) of the Company (the “Drag-Along Shareholders”) approve a Qualified Trade Sale of the Company to a Person (whether structured as a merger, reorganization, asset sale, stock sale or otherwise) (the “Drag-Along Sale”), the Founders, all other holders of Ordinary Shares and all holders of Preferred Shares (collectively, the “Dragged Shareholders”) shall (a) vote all voting shares held by them in the same manner as the Drag-Along Shareholder; (b) refrain from exercising any dissenter’s rights or rights of appraisal under applicable Laws at any time with respect to such sale of the Company; (c) execute and deliver all related documentation and take such other action in support of the sale of the Company as shall reasonably be requested by the Company or the Drag-Along Shareholders; and (d) if such sale of the Company is structured as a stock transfer, shall transfer the same percentage of securities to the Person on the same terms as the Drag-Along Shareholders; provided, however, that, if the potential purchaser in such Drag-Along Sale is an Alibaba Competitor, such Drag-Along Sale shall be subject to prior written approval from Alibaba. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 6 of this Agreement shall not apply to any transfers made pursuant to this Section 7.

7.2                               Representation and Undertaking.

(a)                                 Any such sale or disposition by each Dragged Shareholder shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Each of such Dragged Shareholders shall make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to its ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the Shares proposed to be transferred or sold by it in the Drag-Along Sale; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any Laws applicable to such Dragged Shareholder or any material contract to which such Dragged Shareholder is a party or by which it is bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by Laws, the purchaser(s) against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholder as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(b)                                 Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made by it in connection with the Drag- Along Sale, and to pay its pro rata expenses incurred in connection with the Drag-Along Sale.

7.3                               Drag-Along Notice.

Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 7, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than forty-five (45) days prior to the proposed closing date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the potential purchaser(s); (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (c) the Drag-Along Sale Date; (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale.

7.4                               Transfer Certificate.

On the Drag-Along Sale Date, subject to its receipt of the consideration payable and due to it in respect of the Drag-Along Sale from the purchaser(s) under the transaction documents of the Drag-Along Sale, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such purchaser(s) in the manner and at the address indicated in the Drag-Along Notice.

7.5                               Payment.

If a Drag-Along Shareholder or a Dragged Shareholders has received the purchase price for its Shares or such purchase price had been made available to it as part of a Drag- Along Sale and, in either case it fails to deliver the certificate evidencing its Shares transfer to the purchaser(s) as described in this Section 7, it shall for all purposes be deemed no longer to be a Shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by it, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders. For avoidance of doubt, such Drag-Along Sale shall be treated as a Trade Sale as defined in the Articles of the Company.

7.6                               Term.

The provisions of this Section 7 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (i) immediately prior to the Company’s Qualified IPO; and (ii) the occurrence of a Liquidation Event.

8.                                      ADDITIONAL COVENANTS.

8.1                               Share Plans.

(a)                                 An aggregate of 18,107,143 Ordinary Shares has been reserved for the issuance to officers, directors, employees and consultants of the Company according to a share incentive option plan adopted by the Board and approval by the Company’s Shareholders (the “Share Plan”). Unless approved by the Board

(including the affirmative vote of the Majority Preferred Directors), all officers, directors, employees and consultants of the Company (the “Grantees”) who shall purchase, or receive options to purchase, shares of the Company under the Share Plan shall be required to execute share purchase or option agreements providing for (i) vesting of Shares over not less than a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months; and (ii) a one-hundred and eighty (180) day lockup period after the consummation of Company’s Qualified IPO.

(b)                                 The Company shall retain a “right of first refusal” on the transfer of Ordinary Shares issued to the Grantees under the Share Plan until the consummation of the Qualified IPO. All unvested options shall lapse and all Ordinary Shares issued to the Grantees under the Share Plan may be repurchased by the Company upon resignation or termination of the Grantees’ employment or services with the Group Company with or without cause. The Company shall also retain the right to repurchase unvested shares at cost in connection with restricted shares purchased by a Grantee pursuant to any “early-exercise” provisions included in such Grantee’s option or restricted stock purchase agreement.

(c)                                  Subject to applicable Laws, the Company shall, the Founders shall procure the Company to, cause all Grantees under the Share Plan not to exercise options prior to an IPO and completion of registrations required by applicable Laws.

8.2                               Protective Provisions.

(a)                                 Protective Rights for the Preferred Shareholders.

In addition to any other vote or consent required elsewhere in the Agreement, the Articles or by any applicable statute, each of the Group Company shall not directly or indirectly, without the consent of the Super Majority Preferred Holders (which shall include the affirmative consent of the Majority Series E Shareholders), the Company and each of its subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(i)                                   sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any Group Company;

(ii)                                make any distribution of profits amongst the Shareholders by way of dividend (interim and final) or otherwise;

(iii)                             sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company and/or any Group Company;

(iv)                            adopt any resolution for the dissolution, liquidation or winding up of the Company and/or any Group Company or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer and/or or enter into or effect any other transaction constituting a Liquidation Event;

(v)                                 approve any transfer, purchase, repurchase or redemption of shares in the Company or any of the Group Company, other than the transfer, purchase, repurchase and redemption otherwise agreed under the Transaction Documents;

(vi)                             amend or change the rights, preferences, privileges, powers, or the restrictions provided for the benefit of holders of Preferred Shares;

(vii)                         make any alteration or amendment to the memorandum and articles of association of the Company or any of the Group Company;

(viii)                      enter into any partnership, or enter into any strategic alliance, strategic cooperation or similar arrangements involving equity investment with any Person which is not a Group Company;

(ix)                              issue any equity security of any Group Company or create or issue any other security convertible into or exercisable for any equity security of any Group Company other than that issued to another Group Company;

(x)                                 amend or terminate any agreements related to the variable interest entity (including but not limited to the Control Documents), or waive, exercise or enforce any rights thereunder;

(xi)                            commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed RMB5,000,000 or involve any equitable relief;

(xii)                         make any loan or advancement other than trade credit given in the ordinary course of business or to wholly-owned Subsidiaries of the Company;

(xiii)                      grant or amend any exclusivity or non-compete obligations to any third party except for those in the ordinary course of business which are not in breach of any Group Company’s binding undertaking; or

(xiv)                      select the underwriters or listing exchange, or approve the valuation or any material terms and conditions, for any initial public offering of any Group Company (including any restructuring or other preparation in anticipation of such offering or listing) that does not constitute a Qualified IPO.

(b)                                 Protective Rights for Series A Shareholder.

Without the consent of the Majority Series A Shareholders, the Company and each of its subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(i)                                   at a price lower than purchase price of Series A Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series A Shareholder in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series A Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Shareholders.

(c)                                  Protective Rights for Series B Shareholders.

Without the consent of the Majority Series B Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that the Group Companies not to:

(i)                                   at a price lower than purchase price of Series B Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series B Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series B Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series B Shareholders.

(d)                                 Protective Rights for Series C Shareholders.

Without the consent of the Majority Series C Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that the Group Companies not to:

(i)                                   at a price lower than purchase price of Series C Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series C Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series C Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series C Shareholders.

(e)                                  Protective Rights for Series D Shareholders.

Without the consent of the Majority Series D Shareholders, which shall include the consent of FG Venture as long as FG Venture directly or indirectly holds at least one point six percent (1.6%) of the Shares then issued and outstanding (on an as converted basis), the Company and each of its Subsidiaries shall not, and each of the Founders shall procure the Group Companies not to:

(i)                                   at a price lower than purchase price of Series D Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series D Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series D Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series D Shareholders.

(f)                                   Protective Rights for Series E Shareholders.

Without the consent of the Majority Series E Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure the Group Companies not to:

(i)                                   at a price lower than purchase price of Series E Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series E Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series E Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series E Shareholders.

(g)                                  Protective Rights for Series F Shareholders

Without the consent of the Majority Series F Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure the Group Companies not to:

(i)                                   at a price lower than purchase price of Series F Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series F Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series F Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series F Shareholders.

(h)                                 Protective Rights for Series F-1 Shareholders.

Without the consent of the Majority Series F-1 Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure the Group Companies not to:

(i)                                   at a price lower than purchase price of Series F-1 Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series F-1 Shareholders in the Company;

(ii)                                make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series F-1 Shareholders; or

(iii)                             make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series F-1 Shareholders.

(i)                                     Protective Rights for Preferred Directors.

                                    In addition to any other vote or consent required elsewhere in the Agreement, the Articles or by any applicable statute, each of the Founders shall procure that, each of the Group Company shall not directly or indirectly, without the approval of all the Preferred Directors, take any of the following actions, provided that each Preferred Director shall comply with his/her fiduciary duty in his/her capacity of a director of the Company when making his/her decision:

(i)                                   settle or alter the profit sharing scheme or any employee share option or share participation schemes;

(ii)                                make any equity investments or enter into any joint-venture agreement;

(iii)                            create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any Group Company except for the purpose of securing the indebtedness or debt securities that are approved pursuant to subsection 8.2(i) ‚ (ii) below or are not required to be approved under this Agreement, or guarantee any indebtedness in favor of any Person which is not a Group Company;

(iv)                             approve or make adjustments or modification to terms of transactions involving the interest of any director, Shareholder, officers or employees (or an Affiliate of any of the foregoing) of the Company and/or any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or Shareholder of the Company and/or any Group Company but exclusive of the employment contracts entered into with employees in the standard form of the Group Companies and in compliance with the Yearly Budget;

(v)                                cease to conduct or change the principle business activities of the Company and/or any Group Company, as such business is normally conducted, or enter into new business deviating from the Yearly Budget previously approved by the Board of Director of the Company;

(vi)                             sell, assign, transfer, license, pledge, charge, encumber or otherwise dispose of any trademarks, patents, material technology or other intellectual property owned by the Company and/or any Group Company, except for the license granted in the ordinary course of business or that would not cause material adverse effect on the Group Companies; or

(vii)                         make any amendment of the accounting policies previously adopted or change the financial year of the Company and/or any Group Company.

‚                                    In addition to any other vote or consent required elsewhere in the Agreement, the Articles or by any applicable statute, each of the Founders shall procure that, each of the Group Company shall not directly or indirectly, without the approval of the Majority Preferred Directors or the Super Majority Preferred Directors (as applicable), take any of the following actions, provided that each Preferred Director shall comply with his/her fiduciary duty in his/her capacity of a director of the Company when making his/her decision:

(i)                                   each Group Company shall not incur any commitment in excess of RMB2,000,000 (or its equivalent in other currency or currencies) at any time in respect of any one expense (other than as approved in the Yearly Budget) without the approval of the Majority Preferred Directors; and each Group Company shall not incur any commitment in excess of RMB10,000,000 (or its equivalent in other currency or currencies) at any time in respect of any one expense (other than as approved in the Yearly Budget) without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(ii)                                each Group Company shall not incur any indebtedness or issue any debt securities in excess of US$1,500,000 or that would cause the Group Companies’ aggregate indebtedness to exceed US$1,500,000 except for the trade credit, as well as trade facilities obtained from banks or other financial institutions, incurred in the ordinary course of business without the approval of the Majority Preferred Directors; and each Group Company shall not incur any indebtedness or issue any debt securities in excess of US$3,000,000 or that would cause the Group Companies’ aggregate indebtedness to exceed US$30,000,000 except for the trade credit, as well as trade facilities obtained from banks or other financial institutions, incurred in the ordinary course of business without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(iii)                             each Group Company shall not transfer cash or properties in excess of US$500,000 between the Company and its partly owned Subsidiaries or Affiliates or among its Subsidiaries and Affiliates without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(iv)                             each Group Company shall not transfer cash or sell, assign, license, pledge, encumber assets in excess of US$500,000 (or its equivalent in other currency or currencies) in a single transaction or a series of related transactions without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(v)                                each Group Company shall not make or approve any capital expenditure or any spending that would exceed the amount approved in the then current Yearly Budget by 10% without the approval of the Super Majority Preferred Directors;

(vi)                            each Group Company shall not make any operating lease or real estate rental with annual commitment in excess of US$250,000 (other than as approved in the Yearly Budget) without the approval of the Majority Preferred Directors;

(vii)                         each Group Company shall not enter into or be a party to any transaction with related parties without the approval of the Super Majority Preferred Directors (including the affirmative vote of Alibaba Director); notwithstanding the foregoing, if any related party transactions are related to any operational entities of Alibaba Cloud (), such transactions shall only be subject to the approval of the Majority Preferred Directors (including the affirmative vote of Alibaba Director);

(viii)                      each Group Company shall not appoint or settle the terms of appointment of, or remove any general manager, president, chairman, chief executive officer, chief operating officer, Chief Financial Officer, chief technology officer or any employee with a total annual compensation of at least US$200,000 without the approval of the Majority Preferred Directors;

(ix)                             each Group Company shall not appoint or change the Auditor of the Company and/or any Group Company without the approval of the Majority Preferred Directors;

(x)                                each Group Company shall not any increase of compensation in excess of 30% for each of the Key Employees of the Company without the approval of the Majority Preferred Directors; and

(xi)                             each Group Company shall not approve or make any amendment to the Yearly Budget without the approval of the Majority Preferred Directors; and each Group Company shall not make any amendment of the amount exceeding 15% of the Yearly Budget with an absolute value exceeding RMB5,000,000 without the approval of the Super Majority Preferred Directors.

(j)                                    Protective Rights after Completion of the Alibaba Call Option Exercising.

After completion of the Alibaba Call Option exercising, the protective provisions held by each holder of the Preferred Shares that remains with the Company (other than Alibaba) shall be minimized, as to be agreed by the Shareholders.

8.3                               Meetings of the Board.

Unless otherwise determined by the majority votes of the Board (including the affirmative vote of the Majority Preferred Directors), the Board shall meet at least quarterly in accordance with an agreed upon schedule.

8.4                               Successor Indemnification.

In the event that the Company or any of its successors or assignees (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

8.5                               Business Principles.

The Company agrees and undertakes to the Preferred Shareholders that the business of the Group Companies will be designed and carried on in accordance with the following business principles (collectively, the “Business Principles”), namely, in a way that:

(a)                                 provides safe and healthy working conditions for its employees and contractors;

(b)                                encourages the efficient use of natural resources and promotes the protection of the environment;

(c)                                 treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d)                                allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e)                                 takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

(f)                                  upholds high standards of business integrity and honesty, and operates in accordance with local laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g)                                implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

(h)                               provides for the reporting of the company’s compliances with the Business Principles in an annual report by the company to its Board in a manner that allows a reader to make an informed assessment of the business of the Company and, to the extent relevant, its subsidiary undertakings as against the requirements of the Business Principles.

8.6                               Amendment to Control Documents.

In the event that any provision under the Control Documents is ruled by any relevant Governmental Authority as invalid or unenforceable under the Laws of the PRC, the Founders and the Group Companies shall, subject to the Laws of the PRC, take and cause to be taken, such action, to execute and deliver and cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, as properly or advisably required to (i) use its best efforts to ensure that substantially all of the income generated by the Domestic Companies is consolidated into the WFOE; or (ii) ensure each of Preferred Shareholders, through their designated third Persons who are PRC citizens or entity registered in the PRC, has acquired, without consideration, from then shareholders of each Domestic Company such percentage of equity interest equal to the percentage that each such Preferred Shareholder holds in the Company; provided that none of the Founders and the Group Companies shall be held liable if he/it is prevented from performing the above obligations due to any force majeure.

8.7                               Option to Purchase the Domestic Companies.

The Company shall have an option, exercisable by the Company or any other entity designated by it at any time, to purchase one hundred percent (100%) of the shares or ownership of the Domestic Companies, for the lowest price that is in compliance with PRC Laws, provided that the exercise of option is permitted by then applicable PRC Laws. The shareholders of each of the Group Companies shall return any proceeds from the Company’s exercise of this option to the Company.

8.8                               Employee Agreements and Founders’ Lock-up.

The Company and the Founders shall cause (i) all the Key Employees employed by it or any Group Company (or engaged by the Company or any Group Company as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement; and

(ii) each Key Employee to enter into a non-competition and non-solicitation agreement, the term of which shall be the entire term of his/her employment agreement with any Group Company and an extra time period of no less than two (2) years commencing on the expiration or termination of his/her employment at any Group Company; the Company shall cause each Founder to, and each Founder shall remain in exclusive, fulltime employment with the Company or any of the Group Company until the later of (a) the consummation of a Qualified IPO; or (b) the fourth (4th ) anniversary of the Series E Closing Date.

8.9                               Qualified IPO.

The Company and Founders undertake to use their best efforts to, within three (3) years from the date of the Closing, conduct a Qualified IPO of the Company on NASDAQ National Market System or Hong Kong Stock Exchange (Main Board) or any other stock exchange acceptable to the Super Majority Preferred Holders.

8.10                        Related Party Transactions.

Until the consummation of the Qualified IPO, except for the transactions contemplated under this Agreement and the Transaction Documents, all related party transactions between any of the Company, the members of the Group Companies, the Founders, the senior managers, and directors of the Group Companies, “related party” of any of such Persons and the Founders, shall be negotiated and entered into on an arms-length basis and shall be subject to the approval of the Board, which shall include affirmative vote of the Super Majority Preferred Directors (including Alibaba Director). Notwithstanding the foregoing, if any related party transactions are related to any operational entities of Alibaba Cloud (), such transactions shall be negotiated and entered into on an arms-length basis and shall only be subject to the approval of the Board, which shall include affirmative vote of the Majority Preferred Directors (including Alibaba Director).

8.11                        Reserved.

8.12                        Call Option and Put Option

(a)                                 Call Option of Alibaba.

Within thirty (30) days (the “Option Exercising Period”) of Alibaba’s receipt of the Company’s audited consolidated annual financial statements of each of years 2018 and 2019 (each a “Reference Year” and in each case commencing on January 1 and ending on December 31 of that year), Alibaba shall have the option to, upon written notice to the Company (the “Call Option Notice”), subscribe for and/or have one or more of its Affiliate(s) to subscribe for new Shares of the Company to the extent to own, on an aggregate basis, fifty-one (51%) of the Company’s share capital (on a fully diluted and as-converted basis) (the “Alibaba Call Option”) at the price per Share (on a fully-diluted and as- converted basis) determined based on the highest of the following pre-money valuations of the Company (the “Alibaba Option Price”), provided that subject to Section 8.15, Alibaba can only exercise the Alibaba Call Option once no later than the expiration of the Option Exercising Period in year 2020:

(i)               US$600,000,000;

(ii)            (x) a valuation equivalent to seven (7) times the annual revenue of the Company generated from the sales of software and services (after deduction of taxes and exclusive of revenue from the sales of hardware, the “Annual Revenue”) of year 2018 if the Alibaba Call Option is exercised within the Option Exercising Period in year 2019; or (y) a valuation equivalent to five (5) times the Annual Revenue of year 2019 if the Alibaba Call Option is exercised within the Option Exercising Period in year 2020; and

(iii)         One point five (1.5) times the post-valuation of the Company in the latest equity financing of the Company prior to Alibaba’s exercising of the Alibaba Call Option.

Upon receipt of the Call Option Notice from Alibaba, the Company shall promptly deliver such notice to each Shareholder of the Company (other than Alibaba).

Notwithstanding the above, in the event the Company proposes to issue any Additional Equity Security to any investor no later than the expiration of the Option Exercising Period in year 2020 based on a valuation of the Company equal to or higher than the valuation set forth in subsection (i) or (iii) above, Alibaba shall have the right to, deliver a Call Option Notice to the Company within thirty (30) days of receipt of the Company’s proposal of such issuance, and exercise Alibaba Call Option at the Alibaba Option Price determined pursuant to the preceding of this Section 8.12(a).

For the purpose of Alibaba Call Option, the Founders shall (x) cause the Company to deliver its audited consolidated annual financial statements to Alibaba within ninety (90) days of the end of each Reference Year; (y) subject to the provisions of Section 8.12(b), within thirty (30) days of receipt of Alibaba’s Call Option Notice, take and cause to be taken all action required from it for consummating the transaction as a result of Alibaba Call Option exercising; and (z) cause the Company not to carry out any equity financing as from date of the Call Option Notice until the transaction as a result of Alibaba Call Option exercising is completed or the Alibaba Call Option expires (whichever is later); and each Shareholder (other than Alibaba) shall, subject to the provisions of Section 8.12(b), within thirty (30) days of receipt of Alibaba’s Call Option Notice take and cause to be taken all action required from it for consummating the transaction as a result of Alibaba Call Option exercising.

(b)                                 Put Option of other Shareholders.

Upon Alibaba’s Call Option Notice, each of the other Shareholders of the Company (excluding the Founders, the Permitted Relatives, Grantees under the Share Plan and the other Shareholders who were or are concurrently management of the Company) (the “Put Option Holders”) shall have a put option to sell its Shares (the “Put Shares”) of the Company to Alibaba and/or its Affiliates at the applicable Alibaba Option Price (the “Put Option”), provided that (i) in any event Alibaba shall not be obligated to purchase the portion of Put Shares in excess of the number of Additional Equity Securities proposed by Alibaba to subscribe for in its Call Option Notice (the “Subscribed Shares”) (each on an as-converted basis), except that Alibaba shall purchase all the Put Shares the Series F Shareholders intend to sell (the “Series F Put Shares”) and all the Put Shares the Investor intends to sell (the “Series F-1 Put Shares”); and (ii) each Put Option Holder which decides to exercise its Put Option shall deliver to Alibaba a written notice of its such decision (the “Put Option Notice”) within fifteen (15) days of its receipt of the Call Option Notice.

In the event more than one Put Option Holders deliver the Put Option Notice and the aggregate number of Put Shares exceeds the number of the Subscribed Shares, (i) the Series F-1 Shareholders, Series F Shareholders, the Series D Shareholders and YF shall have the right to sell the number of the Put Shares equivalent to the product obtained by dividing their respective Original Investment Amount by the applicable Alibaba Option Price to Alibaba and/or its Affiliates with priority superior to other Put Option Holders, while if the Put Shares to be sold by the above Shareholders exceed the Subscribed Shares, then the number of Put Shares can be sold by each of the above Shareholders shall be determined according to the Original Investment Amount paid by such Shareholder in relation to the aggregate Original Investment Amount paid by all of the above Shareholders; (ii) if there are remaining Subscribed Shares after Alibaba’s purchase of the Put Shares pursuant to subsection (i) above, Alibaba and/or its Affiliates shall then purchase from each of the Put Option Holders (including the Series F-1 Shareholders, the Series F Shareholders, the Series D Shareholders and YF) the number of Put Shares equivalent to the product obtained by multiplying the aggregate number of the balance of the Subscribed Shares after deducting the Put Shares purchased by Alibaba pursuant to subsection (i) above by a fraction, the numerator of which is the number of the

Put Shares intended to be sold to Alibaba by such Put Option Holder and the denominator of which is the total number of the Put Shares intended to be sold to Alibaba by all Put Option Holders (the Put Option Holders entitled to exercise their Put Option according to this subsection (ii) are referred to as the “Other Put Option Holders”) (for the purpose of clarification, the Put Shares already purchased by Alibaba from the Series F-1 Shareholders, the Series F Shareholders, the Series D Shareholders and YF shall be deducted when calculating the Put Shares may be sold by such shareholders under this subsection (ii)); and (iii) with regard to the Series F Shareholders and the Investor only, if there are any remaining Series F Put Shares (the “Remaining Series F Put Shares”) and/or remaining Series F-1 Put Shares (the “Remaining Series F-1 Put Shares”) that have not been sold by the Series F Shareholders and/or the Investor according to subsections (i) and (ii) above, even if the aggregate number of Put Shares to be sold by the Put Option Holders according to the subsections (i) and (ii) above plus the Remaining Series F Put Shares and Remaining Series F-1 Put Shares exceeds the number of Subscribed Shares, Alibaba shall purchase the Remaining Series F Put Shares and Remaining Series F-1 Put Shares at the applicable Alibaba Option Price.

If the number of the Put Shares is lower than the number of the Subscribed Shares (on a fully diluted and as-converted basis), Alibaba shall remain entitled to the Alibaba Call Option under Section 8.12(a).

(c)                                  Post Call Option/Put Option Arrangements

The Series F-1 Shareholders and the Series F Shareholders’ Put Option shall be completed and the proceeds shall be paid to the Series F-1 Shareholders and/or the Series F Shareholders within six (6) months after the Series F-1 Shareholders and/or the Series F Shareholders’ delivery of the Put Option Notice to Alibaba of the exercise of such Put Option.

After completion of the exercise of the Put Option and/or the Alibaba Call Option, each Preferred Shareholders that remains with the Company shall be entitled to the liquidation preference as provided in the Articles with priority superior to Alibaba and Ordinary Shareholders, and among such holders, by reference to the same sequence of priority as that applicable immediately before the completion of the Alibaba Call Option exercising.

(d)                                 Liquidation Compensation of Preferred Shareholders.

After completion of the exercise of the Put Option by the Put Option Holders and the Alibaba Call Option by Alibaba, the value of Put Shares (on a fully-diluted and as-converted basis) of a Put Option Holder shall be calculated according to the following formula:

V=S1*P1+S2*P1*0.8

For purposes of the foregoing formula, the following definitions shall apply:

“V” shall mean the value of the Put Shares (on a fully-diluted and as-converted basis) held by a Put Option Holder immediately after completion of the exercise of the Put Option and/or Alibaba Call Option exercising;

“S1” shall mean the Put Shares of a Put Option Holder that are sold upon its exercising of its Put Option;

“P1” shall mean Alibaba Option Price;

“S2” shall mean Put Shares minus S1.

If in the event of a hypothetical Liquidation Event in which the valuation of the Company equals to 80% the valuation of the Company based on which Alibaba exercised Alibaba Call Option, the amount that would have been received by each Put Option Holder (except YF) in such hypothetical Liquidation Event for Put Shares according to Clause 9(b) of the Articles (the “Presumable Liquidation Distribution”) exceeds V in the foregoing formula, the Founders shall compensate such Put Option Holder (except YF) the difference between the Presumable Liquidation Distribution and V (the “Liquidation Compensation”). For purpose of this Section 8.12(d), Series E-2 Preferred Share’s liquidation preference under Clause 9(b)(i)(1) of the Articles and Series E-l Preferred Share’s liquidation preference under Clause 9(b)(i)(3) of the Articles shall not apply.

The Founders shall pay the Liquidation Compensation by wire transfer to a bank account designated by the Put Option Holder within three (3) months after the completion date of the Put Option exercising, and if the Founders fail to do so, the Founders shall pay a 10% annual simple interest in addition to the Liquidation Compensation since the due date. In any event, the Founders shall pay the Liquidation Compensation no later than two (2) years after the completion date of the Put Option exercising. If the Founders’ assets or funds are insufficient to pay in full all Liquidation Compensation to be paid, the Founders shall pledge the number of the Ordinary Shares equivalent to the product obtained by dividing the total amount of the Liquidation Compensation payable by them and due to each Put Option Holder by the applicable Alibaba Option Price to that Put Option Holder. However, if the Founders obtain sufficient assets or funds by sale or otherwise disposal of the Ordinary Shares held by them to pay the Liquidation Compensation thereafter, the Founders shall promptly pay the amount of the Liquidation Compensation payable by them and due to each Put Option Holder. Notwithstanding the above, subject to the approval of the majority votes of the Board (including the affirmative vote of all the Preferred Directors), the Company can pay the Compensation Amount for the Founders.

In any event, the maximum liability of the Founders for any compensation under this Section 8.12(d) shall be limited to the shares directly or indirectly held by the Founders in the Company.

(e)                                  For the avoidance of doubt, neither the Put Option nor Alibaba Call Option is subject to any other preferential rights with respect to issuance of Addition Equity Securities or Transfer held by any holders of the Preferred Shares under the Transaction Documents, including but not limited to the pre-emptive right under Section 4.1.1, the restrictions on transfer under Section 6.1, the Right of First Refusal under Section 6.2 and Right of Co-Sale under Section 6.3.

8.13                             Use of Shareholder Name or Logo.

(a)                                        Without the prior approval of Alibaba or its Affiliates, the Group Companies and the other shareholders of the Company shall not, for the purpose of marketing, advertising, promotion or any other reasons, use, publish, release or copy any tradename, logo, trademark, service or product names, brand, domain name or icon held by or associated with Alibaba or its Affiliates, including but not limited to “阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “阿里” (Chinese equivalent for “Ali”), “全球速卖通” (Chinese brand for “AliExpress”), “淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “聚划算” (Chinese equivalent for “Juhuasuan”), “飞猪” (Chinese equivalent for “Fliggy”), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Alibaba Cloud”), “口碑” (Chinese equivalent for “Koubei’), “虾米” (Chinese equivalent for “Xiami”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant’’), “蚂蚁财富” (Chinese equivalent for “Ant Fortune”), “支付宝” (Chinese brand for “Alipay”), “1688”, “一达通” (Chinese brand for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “盒马” (Chinese equivalent for “HeMa”), “闲鱼” (Chinese equivalent for “XianYu”), “优视” (Chinese equivalent for “UC/UCWeb”), “高德地图” (Chinese brand for “AMAP”), “钉钉” (Chinese brand for “DingTalk”), “馀额宝” (Chinese equivalent for “Yu’e Bao”), “招财宝”  (Chinese equivalent for “Zhaocaibao”), “芝麻信用” (Chinese equivalent for “Zhima Credit”), “网商银行” (Chinese brand for “MYbank”), “阿里通信” (Chinese equivalent for “AliTelecom”), “优酷” (Chinese equivalent for “YOUKU”), “花呗” (Chinese equivalent for “HUABEI”), “借呗” (Chinese equivalent for “JIEBEI”), “Alibaba”, “Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “Juhuasuan”, “Fliggy”, “Alimama”, “Alibaba Cloud”, “AliOS”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Ant Fortune” “Alipay”, “OneTouch”, “Umeng”, “UCWeb”, “UC”, “AMAP”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Zhima Credit’, “MYbank’, “AliTelecom, “YOUKU”, “HUABEI”, “JIEBEI”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, the Tao doll device of Taobao, the cat device of Tmall, the Ju doll device of Juhuasuan, the bracket device of Alibaba Cloud, the hippo device of HeMa, the fish device of XianYu, the pig device of Fliggy, the wing device of Dingtalk, the ant device of Ant Financial, the Zhi device of Alipay, the ingot device of Zhaocaibao, the sesame device of Zhima Credit together with the Gaoxiaode device and the paper aeroplane device of AutoNavi).

(b)                                       Without the prior approval of Telstra or its Affiliates, the Group Companies and the other Shareholders of the Company shall not, for the purpose of marketing, advertising, promotion or other similar reasons, use, publish, release or copy any tradename, logo, trademark, service or product names, brand, domain name or icon held by or associated with Telstra or its Affiliates.

(c)                                        Without the prior approval of YF or its Affiliates, the Group Companies and the other Shareholders of the Company shall not, for the purpose of marketing, advertising, promotion or other similar reasons, use, publish, release or copy any tradename, logo, trademark, service or product names, brand, domain name or icon held by or associated with YF or its Affiliates, including but not limited to 云锋  (Chinese equivalent for “Yunfeng”) 云锋基金 (Chinese equivalent for “Yunfeng Capital”) and the logos of the above brands.

8.14                             Approval Over Certain Dismissal.

Subject to compliance with Section 8.2(h)(xiv), the appointment or settlement of the terms of appointment, the replacement, or the removal of the chairman, chief executive officer, and Chief Financial Officer of the Company shall be subject to the approval of the majority votes of the Board.

8.15                             Termination of Covenants.

The covenants set forth in this Section 8 (other than Section 8.7, Section 8.13(a) and Section 8.14) shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (a) the consummation of a Qualified IPO; or (b) upon the consummation of a Liquidation Event, as such term is defined in the Company’s Articles.

9.                                               MISCELLANEOUS.

9.1                                      Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong.

9.2                                      Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3                                      Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4                                      Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address, or to such email address, facsimile number or address as set forth on Schedule 2 hereto or as subsequently modified by written notice given in accordance with this Section 9.4.

9.5                                      Costs of Enforcement.

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable legal adviser’s fees.

9.6                                      Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company; (ii) the Majority Ordinary Holders; (iii) the Majority Series A Shareholders; (iv) the Majority Series B Shareholders; (v) the Majority Series C Shareholders; (vi) the Majority Series D Shareholders; (vii) each of the Series E Shareholders; (viii) the Majority Series F Shareholders, and (xi) the Majority Series F-1 Shareholders; provided that in case any such amendment or waiver solely applies to certain specific Shareholders rather than applies to Shareholders of a class or several classes generally, the written consent of such specific Shareholders shall be obtained in advance. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then Outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 9.6 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.7                                      Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.8                                      Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.9                                      Entire Agreement.

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

This Agreement shall supersede any prior agreement or arrangement entered into or made by the Parties (or any Party) in relation to any matter under this Agreement (other than the related Transaction Documents), including the Prior Agreement, and such agreements or arrangements (if any) shall be null and void from the date hereof.

9.10                             Transfers, Successors and Assigns.

(a)                                        The terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assigns of the Parties.

(b)                                       Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 9.10. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 9.11.

(c)                                        Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.11                             Legend.

(a)                                        Each certificate representing Shares of the Founders issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)                                       Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 9.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Holder.

9.12                             Dispute Resolution.

(a)                                        Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the Parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)                                       The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either Party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)                                        The arbitration proceedings shall be conducted in Chinese. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.12 shall prevail.

(d)                                       The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)                                        Each Party hereto shall cooperate with any Party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)                                          The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)                                        Any Party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

9.13                             Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

9.14                             Conflict with Articles of Association.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles, memorandum and articles of association of any Group Company or other constitutional documents, the terms of this Agreement shall prevail as between the Shareholders of the Company only. The Preferred Shareholders and the Founders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

9.15                             Effectiveness of Agreement.

This Agreement shall be effective upon the Closing.

9.16                             Amendment and Restatement of Prior Agreement

Upon the execution of this Agreement pursuant to Section 9.6 in the Prior Agreement, the Prior Agreement is hereby amended and restated in its entirety as set forth herein. Unless otherwise mutually agreed by all applicable Parties, upon such execution, all provisions of rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect, and shall be superseded and replaced with the rights, covenants and obligations hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first above written.

COMPANY:	QINIU LIMITED

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Director

HK CO:	QINIU (CHINA) LIMITED

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Director

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first above written.

BEIJING COMPANY:	BEIJING KONGSHAN INFORMATION TECHNOLOGIES CO., LTD.

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Legal Representative

Affix Seal: /s/ Seal

SHANGHAI COMPANY-1:	SHANGHAI QINIU INFORMATION TECHNOLOGIES CO., LTD.

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Legal Representative

Affix Seal: /s/ Seal

SHANGHAI COMPANY-2:	SHANGHAI QINIU WEB TECHNOLOGIES CO., LTD.

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Legal Representative

	Affix Seal:	/s/ Seal

WFOE:	KONGSHAN NETWORK TECHNOLOGIES (SHANGHAI) CO., LTD.

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu
	Title:	Legal Representative

Affix Seal: /s/ Seal

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

FOUNDERS

	By:	/s/ Shiwei Xu
	Name:	Shiwei Xu

	By:	/s/ Guihua Lv
	Name:	Guihua Lv

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	MATRIX PARTNERS CHINA II HONG KONG LIMITED

3701-10, 37/F, Jardine House
1 Connaught Place
Central, Hong Kong

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDERS:	QIMING VENTURE PARTNERS III, L.P.,
a Cayman Islands exempted limited partnership

	By:	QIMING GP III, L.P. a Cayman Islands exempted limited partnership

Its: General Partner

	By:	QIMING CORPORATE GP III, LTD. a Cayman Islands corporation

Its: General Partner

QIMING MANAGING DIRECTORS FUND III, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP III, LTD., a Cayman Islands corporation

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	QIMING VENTURE PARTNERS III ANNEX FUND, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING GP III, L.P. a Cayman Islands exempted limited partnership

	Its:	General Partner

	By:	QIMING CORPORATE GP III, LTD. a Cayman Islands exempted company

	Its:	General Partner

	Signing Location:	Bellevue, WA USA
	Signature of Witness:	/s/ Sharon Funk
	Name of Witness:	Sharon Funk

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	CBC Cloud Investment Limited

P.O. Box 957
Offshore Incorporation Centre
Road Town, Tortola
British Virgin Islands

	By:	/s/ Oliver Ao
Name: Oliver Ao
Title: Authorized Signatory

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	FG Venture, L.P.

PO Box 309, Ugland House, Grand Cayman,
Cayman Islands, KY1-1104

	By:	FG Venture, LLC

Its: General Partner
Acting on behalf of FG Venture,
L.P.

		By:	/s/ Qian Yu
Name: Qian Yu
Its: Director

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Golden Valley Holdings Limited

Offshore Chambers, P.O. Box 217, Apia,
Samoa

	By:	/s/ Cheng, Yu-Fen
Name: CHENG, YU-FEN
Title: Director

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Harvest Yuanxiang (Cayman) Limited

8/F China Resources Building, No.8
Jianguomen Beidajie, Beijing

	By:	/s/ Xiaochuan Qiu
Name: Xiaochuan Qiu
Title: Director

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Telstra Ventures Fund II, L.P.

By: T Ventures Fund II GP, L.P. (acting by its
sole general partner, T Ventures Fund II GP, Ltd.)
Its: Sole General Partner

	By:	/s/ Thomas Chamberlain
	Name:	Thomas Chamberlain
	Title:	DIRECTOR

Address:
North Suite 2, Town Mills, Rue Du Pre,
St Peter Port, Guernsey, GY1 1LT

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Shanghai (Z.J.) Holdings Limited

Offshore Incorporations (Cayman) Limited,
Floor 4, Willow House, Cricket Square, PO
Box 2804, Grand Cayman Kyl-1112,
Cayman Islands

	By:	/s/ Lu Ying
Name: Lu Ying
Title: Director

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Shanghai Zhangjiang Science &
Technology Venture Capital Co., Ltd.
[SEAL]

Room 209, No.l Building, Longdong Road,
Zhangjiang High-Tech Park, Shanghai

	By:	/s/ Hongliang Yu
Name: Hongliang Yu
Title: Legal Representative

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Taobao China Holding Limited

26/F, Tower 1, Times Square, 1 Matheson
Street, Causeway Bay, Hong Kong

	By:	/s/ Zhang Yi
Name: ZHANG YI
Title: Authorized Signatory

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	Magic Logistics Investment Limited

Intertrust Corporate Services (BVI) Limited,
171 Main Street, Road Town, Tortola VG
1110, British Virgin Islands

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	SHANGHAI SHENTAI INVESTMENT
MANAGEMENT PARTNERSHIP (LLP)

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	BOCOM International Asset Management
Limited

11th Floor, Man Yee Building, 68 Des Voeux
Road, Central, Hong Kong

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	QINIU BOCOM INTERNATIONAL
NO.1 EQUITY FUND

14/F Bank of Communications Building,
3018 Shennan Middle Road, Futian District,
Shenzhen City, China

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	JUMBO SHEEN AMBER LP

International Corporation Services Ltd., PO
Box 472, 2nd Floor, Harbour Place, 103
South Church Street, George Town, Grand
Cayman KY1-1106, Cayman Islands

	By:	/s/ Qiyong Yao
Name: Qiyong Yao
Title: Authorized Signatory

SIGNATURE PAGE TO

NINTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

QINIU LIMITED

IN WITNESS WHEREOF, the Parties have executed this Ninth Amended and Restated Shareholders’ Agreement as of the date first written above.

PREFERRED SHAREHOLDER:	EVERESTLU HOLDING LIMITED (永祿控股有限公司)

Suite 5704, 57F Central Plaza, 18 Harbour
RD Wanchai, Hong Kong

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QINIU LIMITED

SCHEDULE 1

LIST OF FOUNDERS

SCHEDULE 2

NOTICES

SCHEDULE 3

Company Specific Competitors

SCHEDULE 4

Alibaba Competitors

EXHIBIT A

DEFINITIONS

EXHIBIT B

REGISTRATION RIGHTS

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT